COMPANY CONTACT

Mark Brugger
(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
RevPAR Results at Top End of Guidance Range
Provides 2018 Outlook
Announces Pending Acquisition
BETHESDA, Maryland, Monday, February 26, 2018 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 28 premium hotels in the United States, today announced results of operations for the quarter and year ended December 31, 2017.

2017 Operating Highlights

•	Net Income: Net income was $91.9 million and earnings per diluted share was $0.46.

•	Comparable RevPAR: RevPAR was $183.99, a 2.5% increase from the comparable period of 2016.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 31.21%, a 74 basis point contraction from the comparable period of 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $250.0 million, a decrease of $8.9 million from 2016. The decrease was due primarily to dispositions in 2016 and natural disaster impact in 2017.

•	Adjusted FFO: Adjusted FFO was $201.0 million and Adjusted FFO per diluted share was $1.00.

•	Dividends: The Company declared four quarterly dividends totaling $0.50 per share during 2017, returning over $100 million to shareholders.

Fourth Quarter 2017 Highlights

•	Net Income: Net income was $24.8 million and earnings per diluted share was $0.12.

•	Comparable RevPAR: RevPAR was $184.24, a 3.8% increase from the comparable period of 2016.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 31.22%, a 77 basis point contraction from the comparable period of 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $61.9 million, an increase of $3.2 million from 2016.

•	Adjusted FFO: Adjusted FFO was $50.7 million and Adjusted FFO per diluted share was $0.25.

•
Business Interruption Insurance Income: The Company recognized $4.1 million of business interruption insurance income during the quarter related to Frenchman's Reef and Morning Star Marriott Beach Resort and the Inn at Key West.

•	Dividends: The Company declared a dividend of $0.125 per share during the fourth quarter, which was paid on January 12, 2018.
Recent Developments

•
Hotel Acquisition: In January 2018, the Company signed a purchase and sale agreement to acquire the Landing Resort & Spa in South Lake Tahoe, California. The acquisition is expected to close before the end of the first quarter and will be funded with cash on hand.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “Our fourth quarter performance marked a great finish to 2017, as the portfolio generated the strongest RevPAR growth for the year. Our portfolio continues to gain market share from smart renovations, excellent locations, and our leading asset management platform. As we begin 2018, DiamondRock is confident about its internal value-creation opportunities. We are investing in our portfolio to increase net asset value from repositionings such as those at the Hotel Rex San Francisco by Viceroy, Havana Cabana Key West, Vail Marriott Resort and Chicago Marriott Downtown. The Company is also finding high-quality acquisitions to enhance its portfolio and drive additional value creation for shareholders with the Landing under contract. We continue to evaluate other opportunities to add unique resorts and urban lifestyle hotels to our portfolio.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2017 acquisitions for all periods presented, exclude the Frenchman's Reef and Morning Star Marriott Beach Resort (“Frenchman's Reef”) and the Inn at Key West for all periods presented due to the closure of these hotels and exclude our 2016 dispositions. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended December 31, 2017, the Company reported the following:

	Fourth Quarter
	2017	2016	Change
Comparable Operating Results (1)
ADR	$236.95	$233.04	1.7%
Occupancy	77.8%	76.1%	1.7 percentage points
RevPAR	$184.24	$177.45	3.8%
Revenues	$207.1 million	$199.0 million	4.1%
Hotel Adjusted EBITDA Margin	31.22%	31.99%	-77 basis points

Actual Operating Results (2)
Revenues	$207.0 million	$206.6 million	0.2%
Net income	$24.8 million	$23.9 million	$0.9 million
Earnings per diluted share	$0.12	$0.12	$0.00
Adjusted EBITDA	$61.9 million	$58.7 million	$3.2 million
Adjusted FFO	$50.7 million	$48.4 million	$2.3 million
Adjusted FFO per diluted share	$0.25	$0.24	$0.01
(1) Comparable operating results exclude Frenchman’s Reef and the Inn at Key West for all periods presented and include pre-acquisition operating results for L'Auberge de Sedona and Orchards Inn Sedona from October 1, 2016 to December 31, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors. Additionally, 2016 amounts exclude the operating results of hotels sold during 2016.

(2) Actual operating results for 2016 include Frenchman’s Reef and the Inn at Key West for the full fourth quarter of 2016 and the operating results of hotels sold during 2016 for the Company's respective ownership periods.

For the year ended December 31, 2017, the Company reported the following:

	Year Ended
	2017	2016	Change
Comparable Operating Results (1)
ADR	$229.06	$226.21	1.3%
Occupancy	80.3%	79.4%	0.9 percentage points
RevPAR	$183.99	$179.55	2.5%
Revenues	$817.9 million	$804.3 million	1.7%
Hotel Adjusted EBITDA Margin	31.21%	31.95%	-74 basis points

Actual Operating Results (2)
Revenues	$870.0 million	$896.6 million	-3.0%
Net income	$91.9 million	$114.8 million	-$22.9 million
Earnings per diluted share	$0.46	$0.57	-$0.11
Adjusted EBITDA	$250.0 million	$258.9 million	-$8.9 million
Adjusted FFO	$201.0 million	$206.3 million	-$5.3 million
Adjusted FFO per diluted share	$1.00	$1.02	-$0.02
(1) Comparable operating results exclude Frenchman’s Reef and the Inn at Key West for all periods presented and include pre-acquisition operating results for L'Auberge de Sedona and Orchards Inn Sedona from January 1, 2017 to February 27, 2017 and January 1, 2016 to December 31, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors. Additionally, 2016 amounts exclude hotels sold during 2016.
(2) Actual operating results include Frenchman’s Reef and the Inn at Key West for the period the hotels were open in 2017 (January 1, 2017 to September 5, 2017) and the full year period of 2016. Actual operating results for 2016 include the operating results of hotels sold during 2016 for the Company's respective ownership periods.

Update on Impact from Natural Disasters

The current status of the Company's hotels most impacted by natural disasters is as follows:

•
Frenchman’s Reef: The Company has made progress on remediation of the significant hurricane-related damage. The hotel is currently expected to remain closed through the end of 2019. The Company is currently working with its insurance carriers and the USVI government to evaluate all alternatives. The Company expects to receive insurance proceeds for its business interruption losses, including lost profits during the closure period.

•
The Inn at Key West: The Company is in the process of completing a comprehensive renovation of the hotel in connection with remediation of the substantial wind and water-related damage from Hurricane Irma. The hotel is expected to reopen as the Havana Cabana Key West in April 2018. The Company expects to receive insurance proceeds for its business interruption losses, including lost profits during the closure period.

As previously disclosed, the Company is pursuing insurance claims for the remediation of property damage and business interruption at Frenchman's Reef, the Inn at Key West and the Lodge at Sonoma. The Company is insured for up to $361 million for each covered event, subject to certain deductibles and other conditions. During the fourth quarter, the Company recognized $4.1 million of business interruption income for Frenchman’s Reef and Inn at Key West.

Hotel Acquisition Activity

During 2017, the Company acquired two hotels for a total purchase price of $97 million in the resort market of Sedona, Arizona. The L'Auberge de Sedona and the Orchards Inn Sedona generated combined RevPAR growth of 19.3% and Hotel Adjusted EBITDA margin growth of 382 basis points during 2017. The combined hotels outperformed the Company's underwriting by $1.2 million in 2017 and the Company's total investment represents a 9% yield on full year 2017 Hotel Adjusted EBITDA.

The Company is under contract to acquire the 77-room Landing Resort & Spa in South Lake Tahoe, California for $42 million, or $545,000 per key. The Landing Resort & Spa is a premier luxury resort with one of the best locations in Lake Tahoe. TripAdvisor's 2018 Traveler's Choice Awards ranks The Landing as one of the top 20 hotels in the U.S. and Condé Nast Readers’ Choice Award named the hotel the #1 resort in Northern California in 2016. The resort was redeveloped and opened essentially new in 2013. The acquisition is expected to close before the end of the first quarter and will be funded with corporate cash. The Company has identified a number of value-add and asset management opportunities and has underwritten the resort to stabilize in the coming years at an approximate 9.5% EBITDA yield on its total investment after full implementation of its value-add asset management plan. The acquisition represents a 7% yield on 2017 Hotel Adjusted EBITDA.

Hotel Manager Changes

The Company made several manager changes during 2017 that it believes will create value going forward. In August 2017, the Company terminated its management agreement with Marriott at the Courtyard Midtown East and entered into a new franchise agreement with Marriott and a new management agreement with HEI. In October 2017, the Company entered into a new management agreement with Viceroy Hotels & Resorts for the Hotel Rex as part of its strategy to significantly reposition the hotel into a higher rate category. In December 2017, the Company terminated its management agreement with the seller at the L'Auberge de Sedona and Orchards Inn Sedona and entered into a new management agreement with Two Roads Hospitality, a national hotel operator with extensive luxury resort experience. The Company exercised its right to terminate its management agreement with Marriott for Frenchman's Reef due to the hotel's extensive property damage, effective February 20, 2018.

Capital Expenditures

The Company invested approximately $100 million on capital improvements during the year ended December 31, 2017, which included the following significant projects:

•
Chicago Marriott Downtown: The Company completed the third phase of its multi-year renovation, which included the upgrade renovation of approximately 340 guest rooms. The hotel gained over 5.5 percentage points in market share during 2017.

•
The Gwen Chicago: The Company completed the $27 million rebranding renovation of the hotel, including a complete renovation of its 311 guest rooms in April 2017. The hotel is currently ranked in the Top 10 of all hotels in Chicago by TripAdvisor.

•
Worthington Renaissance: The Company completed the renovation of the hotel's 504 guest rooms in January 2017. Since the renovation, RevPAR has increased 23% and the hotel gained over 20 points of market share.

•
Charleston Renaissance: The Company completed the renovation of the hotel's 166 guest rooms in February 2017. The hotel has gained significant market share post renovation, most dramatically in the fourth quarter with a 21 percentage point gain.

•
The Lodge at Sonoma: The Company completed the renovation of the hotel's 182 guest rooms in April 2017. The ramp up after the renovation was interrupted by the impact of wildfires in Northern California, however the hotel is expected to gain market share in 2018.

In pursuit of optimizing its capital allocation, the Company is finding the highest return opportunities in the current environment are through value creation investments in its existing portfolio. In total, DiamondRock expects to invest approximately $135 million on capital improvements at its hotels in 2018, which includes carryover from certain projects that commenced in 2017. Significant projects in 2018 include the following:

•
Chicago Marriott Downtown: The Company commenced the final phase of its $110 million, multi-year renovation, which includes the final 258 of 1,200 guest rooms and all of the hotel's 60,000 square feet of prime meeting space. Meeting planners have responded well with post-renovation booking pace up 12.7% in 2018. With the best location and strong brand, the hotel is well positioned to continue to gain market share following the first quarter renovation disruption.

•
Havana Cabana Key West: The Company will relaunch this newly-themed boutique hotel following a comprehensive repositioning of the entire asset post hurricane. The hotel will re-open as the Havana Cabana Key West in April 2018. This fully renovated and repositioned boutique hotel is expected to drive incremental market share of 5 to 10 percentage points. The Company does not anticipate significant Hotel Adjusted EBITDA displacement as it expects to receive business interruption insurance proceeds for the closure period.

•
Vail Marriott Resort: This well-located Vail resort becomes unencumbered by brand and management over the next several years, creating numerous up-branding options to capture higher revenues and close the ADR gap among the luxury hotels in this growing market. In anticipation of this, the Company will complete a comprehensive renovation of the hotel's guest rooms and meeting space in 2018 after the ski season. The renovation will be done to a luxury standard to position the hotel to gain market share and partially close the gap with the luxury comp set, which currently has a $175 average daily rate premium to the Vail Marriott.

•
Westin Fort Lauderdale Beach Resort: Since its acquisition in 2014, the Westin has cumulatively exceeded underwriting by $5.5 million in Hotel Adjusted EBITDA and is currently generating a 9.8x EBITDA multiple on the Company's all-in investment. To capitalize on this high-performing asset, the Company expects to renovate the hotel's 432 guest rooms in 2018. This renovation follows the completion of the newly-created Lona restaurant and redeveloped lobby experience. The rooms renovation will give the Westin the ability to increase business transient rates and to increase both group room nights and rates.

•
JW Marriott Denver: To maintain its leadership position as the premier luxury hotel within Denver’s high-end submarket of Cherry Creek, the Company expects to commence a renovation in the fourth quarter of 2018 of the JW Marriott’s guest rooms, public space and meeting rooms. Since the majority of this renovation will take place in 2019, the Company does not expect any material displacement in 2018.

•
Hotel Rex: This boutique hotel located in the heart of San Francisco’s Union Square will close for the last four months of 2018 to complete a comprehensive renovation and transformation to a Viceroy hotel. Following this renovation and relaunch, the hotel will be well-positioned to take advantage of an anticipated record year in San Francisco in 2019.

The Company anticipates approximately $6 million in renovation displacement to Hotel Adjusted EBITDA in 2018, which is approximately $2 million more than the prior year. The displacement is primarily attributable to the upgrade renovations at the Vail Marriott Resort, Hotel Rex San Francisco, Westin Ft. Lauderdale Beach Resort, and the Chicago Marriott Downtown. The displacement is expected to be approximately $2 million during the first quarter, $1 million during the second quarter, and $1.5 million during each of the third and fourth quarters.

Balance Sheet

As of December 31, 2017, the Company had $183.6 million of unrestricted cash on hand and approximately $937.8 million of total debt (approximately 3.0x full year 2017 Adjusted EBITDA), which consisted of property-specific mortgage debt and $300.0 million of unsecured term loans. The Company has no outstanding borrowings on its $300 million senior unsecured credit facility and 20 of its 28 hotels are unencumbered by debt.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of December 31, 2017. The dividend was paid on January 12, 2018.

ATM Equity Offering Program

The Company issued common stock under its "at-the-market" equity offering program subsequent to December 31, 2017. In 2018, the Company opportunistically sold 230,719 shares of its common stock at an average price of $12.02 per share for net proceeds of $2.7 million.

Guidance
The Company’s actual results for the year ended December 31, 2017, which came in at or above the high end of its previously provided guidance, are as follows:

Metric	Guidance		Actual Results	Performance Relative to Midpoint
	Low End	High End
Comparable RevPAR Growth	2 percent	2.5 percent	2.5 percent	+ 0.25 percent
Adjusted EBITDA	$239 million	$247 million	$250.0 million	+ $7.0 million
Adjusted FFO	$192.3 million	$197.3 million	$201.0 million	+ $6.2 million
Adjusted FFO per share	$0.95 per share	$0.98 per share	$1.00 per share	+ $0.035 per share

The Company is providing annual guidance for 2018, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Comparable RevPAR growth includes the Landing Resort & Spa and excludes Frenchman’s Reef and the Inn at Key West for all periods.

The Company expects the full year 2018 results to be as follows:

Metric	Low End	High End

Comparable RevPAR Growth	0 percent	2 percent
Adjusted EBITDA	$244 million	$256 million
Adjusted FFO	$194 million	$204 million
Adjusted FFO per share (based on 202 million diluted shares)	$0.96 per share	$1.01 per share

The guidance above incorporates the following assumptions:

•	Hotel Adjusted EBITDA from the Landing Resort & Spa of approximately $2.5 million;

•	Business interruption insurance proceeds of approximately $20 million;

•	Corporate expenses of $27.5 million to $28.5 million, excluding severance charges expected as a result of the Company's CFO transition;

•	Interest expense of $40 million to $41 million; and

•	Income tax expense of $9 million to $12 million;

The Company expects approximately 14% to 15% of its full year 2018 Adjusted EBITDA to be earned during the first quarter of 2018. Comparable RevPAR growth for the first quarter is expected to be approximately 1%. The Company's first quarter operating results are expected to be impacted by approximately $2.0 million of renovation displacement, primarily at the Chicago Marriott and the comparison to strong results in the Washington D.C. market from the Presidential inauguration in 2017.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information is for our 27-hotel portfolio, which includes our 2018 and 2017 acquisitions and excludes Frenchman's Reef and the Inn at Key West for all periods presented.

	Quarter 1, 2017	Quarter 2, 2017	Quarter 3, 2017	Quarter 4, 2017	Full Year 2017
ADR	$210.38	$238.76	$229.78	$237.14	$229.59
Occupancy	72.9%	84.8%	85.3%	77.6%	80.2%
RevPAR	$153.39	$202.53	$196.08	$183.98	$184.09
Revenues (in thousands)	$177,409	$226,295	$214,513	$208,983	$827,200
Hotel Adjusted EBITDA (in thousands)	$44,803	$79,767	$68,645	$65,191	$258,406
% of full Year	17.3%	30.9%	26.6%	25.2%	100.0%
Hotel Adjusted EBITDA Margin	25.25%	35.25%	32.00%	31.19%	31.24%
Available Rooms	818,910	827,855	832,556	835,470	3,314,791
Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Tuesday, February 27, 2018, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 8076259. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. As of February 26, 2018, the Company owns 28 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and the Inn at Key West and anticipated insurance coverage and closing of the pending acquisition. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016
ASSETS	(unaudited)
Property and equipment, net	$2,692,286	$2,646,676
Restricted cash	40,204	46,069
Due from hotel managers	86,621	77,928
Favorable lease assets, net	26,690	18,013
Prepaid and other assets (1)	71,488	19,127
Cash and cash equivalents	183,569	243,095
Total assets	$3,100,858	$3,050,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt, net of unamortized debt issuance costs	$639,639	$821,167
Term loan, net of unamortized debt issuance costs	298,153	99,372
Total debt	937,792	920,539

Deferred income related to key money, net	14,307	20,067
Unfavorable contract liabilities, net	70,734	72,646
Deferred ground rent	86,614	80,509
Due to hotel managers	74,213	58,294
Dividends declared and unpaid	25,708	25,567
Accounts payable and accrued expenses (2)	57,845	36,499
Total other liabilities	329,421	293,582
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,306,733 and 200,200,902 shares issued and outstanding at December 31, 2017 and 2016, respectively	2,003	2,002
Additional paid-in capital	2,061,451	2,055,365
Accumulated deficit	(229,809)	(220,580)
Total stockholders’ equity	1,833,645	1,836,787
Total liabilities and stockholders’ equity	$3,100,858	$3,050,908

(1) Includes $55.8 million of insurance receivables as of December 31, 2017, $0.9 million and $5.0 million of deferred tax assets, $8.0 million and $6.0 million of prepaid expenses and $6.8 million and $8.1 million of other assets as of December 31, 2017 and 2016, respectively.

(2) Includes $6.0 million and $2.5 million of deferred tax liabilities, $11.2 million of accrued hurricane-related costs as of December 31, 2017, $15.3 million and $12.1 million of accrued property taxes, $11.7 million and $10.8 million of accrued capital expenditures, and $13.6 million and $11.1 million of other accrued liabilities as of December 31, 2017 and 2016, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:	(unaudited)	(unaudited)	(unaudited)
Rooms	$152,627	$151,910	$635,932	$650,624
Food and beverage	42,858	42,906	183,049	194,756
Other	11,552	11,805	51,024	51,178
Total revenues	207,037	206,621	870,005	896,558
Operating Expenses:
Rooms	38,123	37,414	158,534	159,151
Food and beverage	27,136	28,198	120,460	125,916
Management fees	3,652	7,107	21,969	30,143
Other hotel expenses	74,236	70,229	302,272	302,805
Depreciation and amortization	24,059	23,713	99,090	97,444
Hotel acquisition costs	—	—	2,028	—
Corporate expenses	7,512	6,209	26,711	23,629
Gain on business interruption insurance	(4,051)	—	(4,051)	—
Impairment losses	852	—	3,209	—
Total operating expenses, net	171,519	172,870	730,222	739,088
Operating profit	35,518	33,751	139,783	157,470

Interest and other income, net	(897)	(311)	(1,820)	(762)
Interest expense	9,691	9,493	38,481	41,735
Loss on early extinguishment of debt	—	—	274	—
Loss (gain) on sales of hotel properties, net	764	(379)	764	(10,698)
Total other expenses, net	9,558	8,803	37,699	30,275
Income before income taxes	25,960	24,948	102,084	127,195
Income tax expense	(1,188)	(1,042)	(10,207)	(12,399)
Net income	$24,772	$23,906	$91,877	$114,796
Earnings per share:
Basic earnings per share	$0.12	$0.12	$0.46	$0.57
Diluted earnings per share	$0.12	$0.12	$0.46	$0.57

Weighted-average number of common shares outstanding:
Basic	200,835,786	200,754,972	200,784,450	201,079,573
Diluted	201,626,820	201,483,397	201,521,468	201,676,258

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition costs and other related items, such as the acceleration of key money amortization, associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; bargain purchase gains incurred upon acquisition of a hotel; costs incurred related to natural disasters, such as hurricanes; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gain or loss on dispositions and impairment losses are based on historical cost accounting and represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$24,772	$23,906	$91,877	$114,796
Interest expense	9,691	9,493	38,481	41,735
Income tax expense	1,188	1,042	10,207	12,399
Real estate related depreciation	24,059	23,713	99,090	97,444
EBITDA	59,710	58,154	239,655	266,374
Non-cash ground rent	1,535	1,441	6,290	5,671
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(1,912)	(1,912)
Hotel acquisition costs	—	—	2,028	—
Hurricane-related costs (1)	1,787	—	3,280	—
Impairment losses	852	—	3,209	—
Hotel manager transition items and pre-opening costs (2)	(2,275)	—	(3,637)	—
Loss on early extinguishment of debt	—	—	274	—
Loss (gain) on sale of hotel properties, net (3)	764	(379)	764	(10,698)
Severance costs (4)	—	—	—	(563)
Adjusted EBITDA	$61,895	$58,738	$249,951	$258,872

(1)	Represents stabilization, cleanup, and other costs (such as hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that are not expected to be recovered by insurance.

(2)
Includes items related to the hotel manager changes during three months ended December 31, 2017, as follows: a reduction in employee severance costs of approximately $0.1 million related to Courtyard Manhattan Midtown East; transition costs of approximately $0.4 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money received from Marriott for Frenchman's Reef. Includes items related to the hotel manager changes during the year ended December 31, 2017, as follows: Courtyard Manhattan Midtown East: (a) employee severance costs of approximately $0.3 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott; transition costs of approximately $0.4 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money received from Marriott for Frenchman's Reef.

(3)
During the three months ended December 31, 2017, we recognized an incremental pre-tax loss of $0.8 million due to a post-closing adjustment for hotel expenses incurred under our ownership period related to 2016 dispositions.

(4) During the year ended December 31, 2016, we reversed $0.7 million of previously recognized compensation expense for forfeited equity awards related to the resignation of our former Executive Vice President and Chief Operating Officer. Amounts are classified as corporate expenses on the consolidated statements of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$82,600	$93,600
Interest expense	41,000	40,000
Income tax expense	9,000	12,000
Real estate related depreciation	100,000	99,000
EBITDA	232,600	244,600
Non-cash ground rent	6,300	6,300
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)
Hotel acquisition costs	1,000	1,000
Hurricane-related costs	3,000	3,000
Severance costs	3,000	3,000
Adjusted EBITDA	$244,000	$256,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$24,772	$23,906	$91,877	$114,796
Interest expense	9,691	9,493	38,481	41,735
Income tax expense	1,188	1,042	10,207	12,399
Real estate related depreciation	24,059	23,713	99,090	97,444
EBITDA	59,710	58,154	239,655	266,374
Corporate expenses	7,512	6,209	26,711	23,629
Interest and other income, net	(897)	(311)	(1,820)	(762)
Gain on business interruption insurance	(4,051)	—	(4,051)	—
Hotel acquisition costs	—	—	2,028	—
Loss on early extinguishment of debt	—	—	274	—
Hurricane-related costs (1)	1,787	—	3,280	—
Impairment losses	852	—	3,209	—
Loss (gain) on sale of hotel properties, net (2)	764	(379)	764	(10,698)
Hotel EBITDA	65,677	63,673	270,050	278,543
Non-cash ground rent	1,535	1,441	6,290	5,671
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(1,912)	(1,912)
Hotel manager transition items and pre-opening costs (3)	(2,275)	—	(3,637)	—
Hotel Adjusted EBITDA	$64,459	$64,636	$270,791	$282,302
(1)     Represents stabilization, cleanup, and other costs (such as hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that are not expected to be recovered by insurance.
(2) During the three months ended December 31, 2017, we recognized an incremental pre-tax loss of $0.8 million due to a post-closing adjustment for hotel expenses incurred under our ownership period related to 2016 dispositions.
(3) Includes items related to the hotel manager changes during three months ended December 31, 2017, as follows: a reduction in employee severance costs of approximately $0.1 million related to Courtyard Manhattan Midtown East; transition costs of approximately $0.4 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money received from Marriott for Frenchman's Reef. Includes items related to the hotel manager changes during the year ended

December 31, 2017, as follows: Courtyard Manhattan Midtown East: (a) employee severance costs of approximately $0.3 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott; transition costs of approximately $0.4 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money received from Marriott for Frenchman's Reef.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,		Year Ended December 31,

	2017	2016	2017	2016
Net income	$24,772	$23,906	$91,877	$114,796
Real estate related depreciation	24,059	23,713	99,090	97,444
Impairment losses	852	—	3,209	—
Loss (gain) on sales of hotel properties, net of income tax (1)	458	(232)	458	(9,118)
FFO	50,141	47,387	194,634	203,122
Non-cash ground rent	1,535	1,441	6,290	5,671
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(1,912)	(1,912)
Hotel acquisition costs	—	—	2,028	—
Hurricane-related costs (2)	1,787	—	3,280	—
Hotel manager transition items and pre-opening costs (3)	(2,275)	—	(3,637)	—
Loss on early extinguishment of debt	—	—	274	—
Severance costs (4)	—	—	—	(563)
Fair value adjustments to debt instruments	—	—	—	19
Adjusted FFO	$50,710	$48,350	$200,957	$206,337
Adjusted FFO per diluted share	$0.25	$0.24	$1.00	$1.02

(1) During the three months ended December 31, 2017, we recognized an incremental loss of $0.5 million due to a post-closing adjustment for hotel expenses incurred under our ownership period related to 2016 dispositions.
(2)     Represents stabilization, cleanup, and other costs (such as hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that are not expected to be recovered by insurance.
(3) Includes items related to the hotel manager changes during three months ended December 31, 2017, as follows: a reduction in employee severance costs of approximately $0.1 million related to Courtyard Manhattan Midtown East; transition costs of approximately $0.4 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money received from Marriott for Frenchman's Reef. Includes items related to the hotel manager changes during the year ended December 31, 2017, as follows: Courtyard Manhattan Midtown East: (a) employee severance costs of approximately $0.3 million, (b) transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott; transition costs of approximately $0.4 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money received from Marriott for Frenchman's Reef.
(4) During the three months ended December 31, 2016, we reversed $0.7 million of previously recognized compensation expense for forfeited equity awards related to the resignation of our former Executive Vice President and Chief Operating Officer. Amounts are classified as corporate expenses on the consolidated statements of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$82,600	$93,600
Real estate related depreciation	100,000	99,000
FFO	182,600	192,600
Non-cash ground rent	6,300	6,300
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)
Acquisition costs	1,000	1,000
Hurricane-related costs	3,000	3,000
Severance costs	3,000	3,000
Adjusted FFO	$194,000	$204,000
Adjusted FFO per diluted share	$0.96	$1.01

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2017 acquisitions and excludes the results for our 2016 dispositions (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$207,037	$206,621	$870,005	$896,558
Hotel revenues from prior ownership (1)	—	8,146	3,422	28,248
Hotel revenues from closed hotels (2)	108	(15,797)	(55,529)	(75,141)
Hotel revenues from sold hotels (3)	—	—	—	(45,320)
Comparable Revenues	$207,145	$198,970	$817,898	$804,345

Hotel Adjusted EBITDA	$64,459	$64,636	$270,791	$282,302
Hotel Adjusted EBITDA from prior ownership (1)	—	2,433	229	6,609
Hotel Adjusted EBITDA from closed hotels (2)	208	(3,424)	(15,729)	(20,387)
Hotel Adjusted EBITDA from sold hotels (3)	—	—	—	(11,544)
Comparable Hotel Adjusted EBITDA	$64,667	$63,645	$255,291	$256,980

Hotel Adjusted EBITDA Margin	31.13%	31.28%	31.13%	31.49%
Comparable Hotel Adjusted EBITDA Margin	31.22%	31.99%	31.21%	31.95%

(1)
Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to December 31, 2016, respectively. The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the operating results of Frenchman's Reef and Inn at Key West as they are closed due to hurricane damage.

(3)	Amounts represent the historical operating results of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea for their respective ownership periods.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three months and years ended December 31, 2017 and 2016 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three months and years ended December 31, 2017 and 2016 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2017 comparable to our ownership period in 2016, the amounts in the column titled “Adjustments for Acquisitions and Dispositions” represent the pre-acquisition operating costs of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to December 31, 2016 and excludes the operating costs of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea for the time periods presented. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West as they are closed due to hurricane damage. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Acquisitions/Dispositions		Adjustments for Closed Hotels		Comparable
	Three Months Ended December 31,							Three Months Ended December 31,
	2017	2016	% Change	2017	2016	2017	2016	2017	2016	% Change

Rooms departmental expenses	$38,123	$37,414	1.9%	$—	$1,365	$—	$(2,147)	$38,123	$36,632	4.1%
Food and beverage departmental expenses	27,136	28,198	(3.8)%	—	2,020	—	(3,599)	27,136	26,619	1.9%
Other direct departmental	2,310	2,173	6.3%	—	379	3	(630)	2,313	1,922	20.3%
General and administrative	18,037	18,422	(2.1)%	—	712	1	(1,695)	18,038	17,439	3.4%
Utilities	4,769	5,833	(18.2)%	—	160	—	(1,185)	4,769	4,808	(0.8)%
Repairs and maintenance	8,160	8,520	(4.2)%	—	312	—	(954)	8,160	7,878	3.6%
Sales and marketing	14,525	14,575	(0.3)%	—	468	—	(1,178)	14,525	13,865	4.8%
Franchise fees	6,682	5,296	26.2%	—	—	—	—	6,682	5,296	26.2%
Base management fees	1,978	5,327	(62.9)%	—	232	2,624	(439)	4,602	5,120	(10.1)%
Incentive management fees	1,674	1,780	(6.0)%	—	—	—	—	1,674	1,780	(6.0)%
Property taxes	12,748	11,214	13.7%	—	68	(54)	(48)	12,694	11,234	13.0%
Ground rent	2,540	2,513	1.1%	—	—	—	—	2,540	2,513	1.1%
Insurance	1,122	1,566	(28.4)%	—	69	(53)	(381)	1,069	1,254	(14.8)%
Manager transition costs	329	—	100.0%	—	—	—	—	329	—	100.0%
Hurricane-related costs	1,787	—	100.0%	—	—	(675)	—	1,112	—	100.0%
Other fixed expenses	1,227	117	948.7%	—	61	(17)	(117)	1,210	61	1,883.6%
Total hotel operating expenses	$143,147	$142,948	0.1%	$—	$5,846	$1,829	$(12,373)	$144,976	$136,421	6.3%
Hotel manager transition costs	2,275	—	100.0%	—	—	(2,604)	—	(329)	—	(100.0)%
Hurricane-related costs	(1,787)	—	(100.0)%	—	—	675	—	(1,112)	—	(100.0)%
Non-cash ground rent	(1,535)	(1,441)	6.5%	—	(133)	—	—	(1,535)	(1,574)	(2.5)%
Non-cash amortization of favorable and unfavorable contract liabilities, net	478	478	—%	—	—	—	—	478	478	—%
Total adjusted hotel operating expenses	$142,578	$141,985	0.4%	$—	$5,713	$(100)	$(12,373)	$142,478	$135,325	5.3%

	As Reported			Adjustments for Acquisitions/Dispositions		Adjustments for Closed Hotels		Comparable
	Year Ended December 31,							Year Ended December 31,
	2017	2016	% Change	2017	2016	2017	2016	2017	2016	% Change

Rooms departmental expenses	$158,534	$159,151	(0.4)%	$774	$(2,435)	$(7,019)	$(9,810)	$152,289	$146,906	3.7%
Food and beverage departmental expenses	120,460	125,916	(4.3)%	919	(677)	(12,622)	(16,487)	108,757	108,752	—%
Other direct departmental	11,479	11,350	1.1%	257	1,314	(2,125)	(2,674)	9,611	9,990	(3.8)%
General and administrative	74,724	76,459	(2.3)%	416	(1,596)	(5,236)	(7,271)	69,904	67,592	3.4%
Utilities	23,396	25,868	(9.6)%	107	(659)	(3,891)	(5,077)	19,612	20,132	(2.6)%
Repairs and maintenance	34,496	35,589	(3.1)%	209	(528)	(2,830)	(3,887)	31,875	31,174	2.2%
Sales and marketing	59,109	61,955	(4.6)%	262	(2,095)	(3,913)	(4,927)	55,458	54,933	1.0%
Franchise fees	23,959	21,817	9.8%	—	(586)	—	—	23,959	21,231	12.8%
Base management fees	15,710	22,332	(29.7)%	110	(488)	1,052	(2,113)	16,872	19,731	(14.5)%
Incentive management fees	6,259	7,811	(19.9)%	—	—	—	—	6,259	7,811	(19.9)%
Property taxes	51,927	46,426	11.8%	82	(891)	(229)	(231)	51,780	45,304	14.3%
Ground rent	10,243	12,634	(18.9)%	—	(2,902)	—	—	10,243	9,732	5.3%
Insurance	5,980	7,107	(15.9)%	45	(28)	(1,285)	(1,777)	4,740	5,302	(10.6)%
Manager transition costs	838	—	100.0%	—	—	—	—	838	—	100.0%
Hurricane-related costs	1,929	—	100.0%	—	—	(675)	—	1,254	—	100.0%
Other fixed expenses	4,192	3,600	16.4%	40	117	(452)	(500)	3,780	3,217	17.5%
Total hotel operating expenses	$603,235	$618,015	(2.4)%	$3,221	$(11,454)	$(39,225)	$(54,754)	$567,231	$551,807	2.8%
Hotel manager transition costs	3,637	—	100.0%	—	—	(2,604)	—	1,033	—	100.0%
Hurricane-related costs	(3,280)	—	(100.0%)	—	—	2,026	—	(1,254)	—	(100.0%)
Non-cash ground rent	(6,290)	(5,671)	10.9%	(25)	(683)	—	—	(6,315)	(6,354)	(0.6)%
Non-cash amortization of favorable and unfavorable contract liabilities, net	1,912	1,912	—%	—	—	—	—	1,912	1,912	—%
Total adjusted hotel operating expenses	$599,214	$614,256	(2.4)%	$3,196	$(12,137)	$(39,803)	$(54,754)	$562,607	$547,365	2.8%

Market Capitalization as of December 31, 2017
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2017 closing price of $11.29/share)	$2,274,556
Consolidated debt (face amount)	944,434
Cash and cash equivalents	(183,569)
Total enterprise value	$3,035,421
Share Reconciliation

Common shares outstanding	200,307
Unvested restricted stock held by management and employees	631
Share grants under deferred compensation plan	528
Combined shares outstanding	201,466

Debt Summary as of December 31, 2017
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	56,717	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	64,833	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	28,277	April 2023
Westin San Diego	3.94%	Fixed	64,859	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	84,067	August 2024
Renaissance Worthington	3.66%	Fixed	84,116	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	63,519	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	198,046	November 2025
Debt issuance costs, net			(4,795)
Total mortgage debt, net of unamortized debt issuance costs			$639,639

Unsecured term loan	LIBOR + 1.45(1)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(1)	Variable	200,000	April 2022
Debt issuance costs, net			(1,847)
Unsecured term loans, net of unamortized debt issuance costs			$298,153

Senior unsecured credit facility	LIBOR + 1.50	Variable	$—	May 2020 (2)

Total debt, net of unamortized debt issuance costs			$937,792

Weighted-average interest rate of fixed rate debt	4.22%
Total weighted-average interest rate	3.79%

(1)	The interest rate as of December 31, 2017 was 2.81%.

(2)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Fourth Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2017	4Q 2016	B/(W)	4Q 2017	4Q 2016	B/(W)	4Q 2017	4Q 2016	B/(W)	4Q 2017	4Q 2016	B/(W)
Atlanta Alpharetta Marriott	$164.31	$167.36	(1.8)%	72.4%	67.5%	4.9%	$118.95	$113.03	5.2%	35.93%	33.80%	213 bps
Bethesda Marriott Suites	$169.80	$170.45	(0.4)%	72.6%	73.9%	(1.3)%	$123.30	$126.03	(2.2)%	31.42%	27.21%	421 bps
Boston Westin	$255.06	$255.94	(0.3)%	70.0%	66.1%	3.9%	$178.62	$169.24	5.5%	29.20%	32.78%	-358 bps
Hilton Boston Downtown	$280.96	$271.13	3.6%	85.6%	83.7%	1.9%	$240.38	$227.07	5.9%	38.48%	39.05%	-57 bps
Hilton Burlington	$171.73	$162.24	5.8%	78.4%	77.6%	0.8%	$134.66	$125.84	7.0%	38.72%	37.28%	144 bps
Renaissance Charleston	$250.74	$221.48	13.2%	86.3%	70.6%	15.7%	$216.45	$156.35	38.4%	42.35%	30.74%	1161 bps
Chicago Marriott	$232.55	$234.22	(0.7)%	69.0%	71.5%	(2.5)%	$160.44	$167.42	(4.2)%	27.34%	27.68%	-34 bps
Chicago Gwen	$249.54	$201.82	23.6%	80.6%	85.9%	(5.3)%	$201.09	$173.44	15.9%	23.74%	34.76%	-1102 bps
Courtyard Denver Downtown	$181.13	$194.30	(6.8)%	85.6%	70.8%	14.8%	$155.13	$137.65	12.7%	45.09%	45.35%	-26 bps
Courtyard Fifth Avenue	$295.92	$287.86	2.8%	93.5%	93.6%	(0.1)%	$276.74	$269.41	2.7%	29.74%	28.16%	158 bps
Courtyard Midtown East	$297.86	$298.68	(0.3)%	96.6%	94.1%	2.5%	$287.79	$281.12	2.4%	34.33%	36.56%	-223 bps
Fort Lauderdale Westin	$181.04	$177.42	2.0%	82.1%	76.7%	5.4%	$148.56	$136.03	9.2%	33.91%	29.67%	424 bps
Frenchman's Reef	$—	$237.83	(100.0)%	—%	76.7%	(76.7)%	$—	$182.36	(100.0)%	93.33%	19.19%	7414 bps
JW Marriott Denver Cherry Creek	$258.59	$253.41	2.0%	80.9%	80.3%	0.6%	$209.23	$203.42	2.9%	32.34%	34.15%	-181 bps
Inn at Key West	$—	$194.28	(100.0)%	—%	68.5%	(68.5)%	$—	$133.00	(100.0)%	3,666.67%	43.12%	362355 bps
Sheraton Suites Key West	$244.92	$245.88	(0.4)%	76.8%	78.8%	(2.0)%	$188.17	$193.72	(2.9)%	42.44%	47.55%	-511 bps
Lexington Hotel New York	$288.97	$277.94	4.0%	94.0%	96.5%	(2.5)%	$271.67	$268.30	1.3%	24.80%	24.22%	58 bps
Hotel Rex	$200.57	$206.06	(2.7)%	73.9%	76.5%	(2.6)%	$148.20	$157.74	(6.0)%	29.83%	31.75%	-192 bps
Salt Lake City Marriott	$162.36	$155.42	4.5%	68.0%	63.3%	4.7%	$110.37	$98.35	12.2%	29.19%	33.14%	-395 bps
L'Auberge de Sedona	$614.39	$547.93	12.1%	78.0%	77.0%	1.0%	$478.93	$422.11	13.5%	31.32%	27.47%	385 bps
Orchards Inn Sedona	$249.17	$220.86	12.8%	78.9%	80.2%	(1.3)%	$196.70	$177.14	11.0%	37.97%	32.27%	570 bps
Shorebreak	$221.23	$201.49	9.8%	73.4%	72.1%	1.3%	$162.42	$145.24	11.8%	26.97%	27.20%	-23 bps
The Lodge at Sonoma	$267.16	$287.57	(7.1)%	64.3%	73.5%	(9.2)%	$171.66	$211.47	(18.8)%	18.14%	27.92%	-978 bps
Hilton Garden Inn Times Square Central	$299.11	$293.15	2.0%	98.1%	97.9%	0.2%	$293.45	$287.10	2.2%	38.75%	41.51%	-276 bps
Vail Marriott	$278.62	$293.45	(5.1)%	54.0%	57.6%	(3.6)%	$150.43	$169.06	(11.0)%	24.02%	30.64%	-662 bps
Westin San Diego	$171.28	$175.77	(2.6)%	79.0%	81.1%	(2.1)%	$135.38	$142.60	(5.1)%	33.05%	35.54%	-249 bps
Westin Washington D.C. City Center	$217.30	$213.85	1.6%	85.0%	83.8%	1.2%	$184.60	$179.18	3.0%	35.35%	34.76%	59 bps
Renaissance Worthington	$182.34	$170.49	7.0%	71.2%	54.5%	16.7%	$129.75	$92.92	39.6%	34.54%	27.59%	695 bps
Total (1)	$236.96	$232.89	1.7%	77.8%	76.1%	1.7%	$184.25	$177.20	4.0%	31.13%	31.23%	-10 bps
Comparable Total (1) (2)	$236.95	$233.04	1.7%	77.8%	76.1%	1.7%	$184.24	$177.45	3.8%	31.22%	31.99%	-77 bps

(1)	Amounts include the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from October 1, 2016 to December 31, 2016.

(2)	Amounts exclude the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West, which are closed due to hurricane damage.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)
Atlanta Alpharetta Marriott	$167.22	$172.88	(3.3)%	75.3%	72.2%	3.1%	$125.92	$124.74	0.9%	33.52%	35.38%	-186 bps
Bethesda Marriott Suites	$170.04	$170.47	(0.3)%	74.8%	72.1%	2.7%	$127.21	$122.85	3.5%	29.05%	27.96%	109 bps
Boston Westin	$254.75	$245.09	3.9%	76.8%	78.0%	(1.2)%	$195.64	$191.11	2.4%	30.92%	31.48%	-56 bps
Hilton Boston Downtown	$288.20	$279.94	3.0%	86.1%	86.8%	(0.7)%	$248.15	$242.86	2.2%	39.78%	40.32%	-54 bps
Hilton Burlington	$178.05	$175.99	1.2%	80.8%	80.4%	0.4%	$143.78	$141.54	1.6%	39.98%	40.51%	-53 bps
Renaissance Charleston	$246.83	$222.73	10.8%	80.9%	85.8%	(4.9)%	$199.73	$191.08	4.5%	38.28%	37.80%	48 bps
Chicago Marriott	$221.62	$223.39	(0.8)%	72.1%	70.0%	2.1%	$159.69	$156.26	2.2%	25.88%	26.29%	-41 bps
Chicago Gwen	$227.49	$206.84	10.0%	74.9%	79.2%	(4.3)%	$170.48	$163.71	4.1%	22.84%	31.08%	-824 bps
Courtyard Denver Downtown	$200.85	$201.53	(0.3)%	82.2%	79.9%	2.3%	$165.10	$161.01	2.5%	48.05%	48.54%	-49 bps
Courtyard Fifth Avenue	$261.32	$260.10	0.5%	90.2%	89.5%	0.7%	$235.69	$232.86	1.2%	19.74%	20.76%	-102 bps
Courtyard Midtown East	$257.86	$263.37	(2.1)%	91.7%	92.5%	(0.8)%	$236.53	$243.49	(2.9)%	27.27%	30.70%	-343 bps
Fort Lauderdale Westin	$189.47	$192.44	(1.5)%	85.7%	88.2%	(2.5)%	$162.31	$169.72	(4.4)%	35.89%	37.79%	-190 bps
Frenchman's Reef	$282.68	$252.96	11.7%	87.8%	84.0%	3.8%	$248.16	$212.59	16.7%	26.49%	24.81%	168 bps
JW Marriott Denver Cherry Creek	$261.38	$265.96	(1.7)%	81.0%	81.5%	(0.5)%	$211.82	$216.66	(2.2)%	34.04%	35.70%	-166 bps
Inn at Key West	$197.17	$205.26	(3.9)%	82.1%	82.4%	(0.3)%	$161.89	$169.10	(4.3)%	45.43%	46.09%	-66 bps
Sheraton Suites Key West	$254.02	$256.93	(1.1)%	86.2%	85.8%	0.4%	$218.90	$220.55	(0.7)%	44.74%	45.05%	-31 bps
Lexington Hotel New York	$246.10	$243.23	1.2%	92.6%	91.9%	0.7%	$227.89	$223.48	2.0%	17.10%	17.60%	-50 bps
Hotel Rex	$219.31	$230.96	(5.0)%	81.4%	82.1%	(0.7)%	$178.45	$189.59	(5.9)%	33.98%	35.68%	-170 bps
Salt Lake City Marriott	$165.98	$159.85	3.8%	76.5%	69.1%	7.4%	$126.92	$110.39	15.0%	37.66%	35.69%	197 bps
L'Auberge de Sedona (1)	$570.65	$496.86	14.9%	77.2%	75.5%	1.7%	$440.32	$375.36	17.3%	27.61%	23.99%	362 bps
Orchards Inn Sedona (1)	$236.47	$211.59	11.8%	82.5%	82.5%	—%	$195.16	$174.63	11.8%	35.38%	32.44%	294 bps
Shorebreak	$238.63	$225.01	6.1%	75.6%	79.0%	(3.4)%	$180.34	$177.80	1.4%	28.91%	32.62%	-371 bps
The Lodge at Sonoma	$312.44	$293.15	6.6%	64.9%	79.4%	(14.5)%	$202.68	$232.88	(13.0)%	25.87%	30.24%	-437 bps
Hilton Garden Inn Times Square Central	$245.38	$249.60	(1.7)%	97.3%	96.8%	0.5%	$238.66	$241.63	(1.2)%	30.81%	33.24%	-243 bps
Vail Marriott	$281.61	$276.25	1.9%	69.7%	69.4%	0.3%	$196.24	$191.73	2.4%	32.89%	35.77%	-288 bps
Westin San Diego	$192.08	$186.43	3.0%	84.9%	85.1%	(0.2)%	$163.06	$158.58	2.8%	37.97%	37.23%	74 bps
Westin Washington D.C. City Center	$221.71	$220.48	0.6%	86.2%	85.4%	0.8%	$191.10	$188.25	1.5%	38.86%	37.70%	116 bps
Renaissance Worthington	$182.15	$178.05	2.3%	74.4%	61.7%	12.7%	$135.44	$109.89	23.3%	35.71%	31.63%	408 bps
Total	$230.61	$227.32	1.4%	80.6%	79.7%	0.9%	$185.93	$181.17	2.6%	31.13%	31.64%	-51 bps
Comparable Total (2)	$229.06	$226.21	1.3%	80.3%	79.4%	0.9%	$183.99	$179.55	2.5%	31.21%	31.95%	-74 bps

(1)
Hotels were acquired on February 28, 2017. Amounts reflect the operating results these hotels for the period from February 28, 2017 to December 31, 2017 and February 28, 2016 to December 31, 2016, respectively.

(2)
Amounts include the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to December 31, 2016, respectively. Amounts exclude the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West, which are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,890	$1,294	$463	$—	$—	$1,757
Bethesda Marriott Suites	$4,294	$(512)	$348	$—	$1,513	$1,349
Boston Westin	$22,615	$2,207	$2,205	$2,252	$(60)	$6,604
Hilton Boston Downtown	$9,702	$2,496	$1,237	$—	$—	$3,733
Hilton Burlington	$4,246	$1,130	$514	$—	$—	$1,644
Renaissance Charleston	$3,792	$1,247	$391	$—	$(32)	$1,606
Chicago Marriott	$25,026	$3,442	$3,789	$8	$(397)	$6,842
Chicago Gwen	$7,590	$705	$1,097	$—	$—	$1,802
Courtyard Denver Downtown	$2,728	$919	$311	$—	$—	$1,230
Courtyard Fifth Avenue	$4,889	$1,012	$447	$—	$(5)	$1,454
Courtyard Midtown East	$8,756	$1,445	$663	$998	$(100)	$3,006
Fort Lauderdale Westin	$10,960	$2,417	$1,299	$—	$—	$3,716
Frenchman's Reef	$(105)	$(102)	$4	$—	$—	$(98)
JW Marriott Denver Cherry Creek	$5,869	$673	$513	$712	$—	$1,898
Inn at Key West	$(3)	$(110)	$—	$—	$—	$(110)
Sheraton Suites Key West	$3,812	$1,320	$298	$—	$—	$1,618
Lexington Hotel New York	$19,761	$1,405	$3,483	$5	$8	$4,901
Hotel Rex	$1,549	$313	$149	$—	$—	$462
Salt Lake City Marriott	$7,578	$1,042	$530	$640	$—	$2,212
L'Auberge de Sedona	$7,207	$1,770	$487	$—	$—	$2,257
Orchards Inn Sedona	$2,144	$536	$235	$—	$43	$814
Shorebreak	$3,608	$521	$467	$—	$(15)	$973
The Lodge at Sonoma	$4,200	$(27)	$496	$293	$—	$762
Hilton Garden Inn Times Square Central	$7,755	$2,217	$788	$—	$—	$3,005
Vail Marriott	$7,316	$1,253	$504	$—	$—	$1,757
Westin San Diego	$7,875	$830	$1,111	$662	$—	$2,603
Westin Washington D.C. City Center	$8,856	$1,124	$1,306	$701	$—	$3,131
Renaissance Worthington	$10,127	$1,762	$924	$810	$2	$3,498
Total	$207,037	$32,329	$24,059	$7,081	$957	$64,459
Less: Closed Hotels (2)	$108	$212	$(4)	$—	$—	$208
Comparable Total	$207,145	$32,541	$24,055	$7,081	$957	$64,667

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West, which are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2016
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,665	$1,206	$371	$—	$—	$1,577
Bethesda Marriott Suites	$4,252	$(704)	$353	$—	$1,508	$1,157
Boston Westin	$21,076	$2,488	$2,192	$2,289	$(60)	$6,909
Hilton Boston Downtown	$9,112	$2,327	$1,231	$—	$—	$3,558
Hilton Burlington	$4,219	$1,064	$509	$—	$—	$1,573
Renaissance Charleston	$2,762	$637	$244	$—	$(32)	$849
Chicago Marriott	$27,689	$4,701	$3,387	$(26)	$(397)	$7,665
Chicago Gwen	$6,416	$1,501	$729	$—	$—	$2,230
Courtyard Denver Downtown	$2,428	$821	$280	$—	$—	$1,101
Courtyard Fifth Avenue	$4,762	$829	$460	$—	$52	$1,341
Courtyard Midtown East	$8,611	$1,461	$673	$1,014	$—	$3,148
Fort Lauderdale Westin	$9,266	$1,560	$1,189	$—	$—	$2,749
Frenchman's Reef	$14,155	$1,022	$1,694	$—	$—	$2,716
JW Marriott Denver Cherry Creek	$5,976	$809	$508	$724	$—	$2,041
Inn at Key West	$1,642	$520	$188	$—	$—	$708
Sheraton Suites Key West	$4,023	$1,397	$516	$—	$—	$1,913
Lexington Hotel New York	$18,639	$(313)	$3,430	$1,388	$9	$4,514
Hotel Rex	$1,600	$365	$143	$—	$—	$508
Salt Lake City Marriott	$6,738	$1,056	$520	$657	$—	$2,233
Shorebreak	$3,051	$459	$386	$—	$(15)	$830
The Lodge at Sonoma	$5,742	$953	$351	$299	$—	$1,603
Hilton Garden Inn Times Square Central	$7,596	$2,362	$791	$—	$—	$3,153
Vail Marriott	$7,438	$1,802	$477	$—	$—	$2,279
Westin San Diego	$8,221	$1,213	$1,032	$677	$—	$2,922
Westin Washington D.C. City Center	$8,473	$933	$1,290	$722	$—	$2,945
Renaissance Worthington	$8,069	$639	$769	$816	$2	$2,226
Total	$206,621	$31,108	$23,713	$8,560	$1,067	$64,636
Add: Prior Ownership Results(2)	$8,146	$1,467	$934	$—	$32	$2,433
Less: Closed Hotels (3)	$(15,797)	$(1,542)	$(1,882)	$—	$—	$(3,424)
Comparable Total	$198,970	$31,033	$22,765	$8,560	$1,099	$63,645

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from October 1, 2016 to December 31, 2016.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West, which are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$19,735	$4,990	$1,626	$—	$—	$6,616
Bethesda Marriott Suites	$16,923	$(2,536)	$1,388	$—	$6,064	$4,916
Boston Westin	$92,987	$11,230	$8,772	$8,990	$(241)	$28,751
Hilton Boston Downtown	$39,353	$10,706	$4,947	$—	$—	$15,653
Hilton Burlington	$17,329	$4,870	$2,058	$—	$—	$6,928
Renaissance Charleston	$13,741	$3,882	$1,504	$—	$(126)	$5,260
Chicago Marriott	$102,913	$13,336	$14,753	$129	$(1,589)	$26,629
Chicago Gwen	$25,810	$1,780	$4,115	$—	$—	$5,895
Courtyard Denver Downtown	$11,451	$4,301	$1,201	$—	$—	$5,502
Courtyard Fifth Avenue	$16,578	$1,334	$1,789	$—	$150	$3,273
Courtyard Midtown East	$28,765	$789	$2,661	$3,986	$409	$7,845
Fort Lauderdale Westin	$44,818	$10,934	$5,152	$—	$—	$16,086
Frenchman's Reef	$50,140	$7,532	$4,398	$—	$1,351	$13,281
JW Marriott Denver Cherry Creek	$23,640	$3,169	$2,035	$2,843	$—	$8,047
Inn at Key West	$5,389	$1,931	$517	$—	$—	$2,448
Sheraton Suites Key West	$17,371	$6,458	$1,171	$—	$142	$7,771
Lexington Hotel New York	$64,418	$(4,864)	$13,907	$1,938	$32	$11,013
Hotel Rex	$7,078	$1,833	$572	$—	$—	$2,405
Salt Lake City Marriott	$33,620	$7,984	$2,110	$2,566	$—	$12,660
L'Auberge de Sedona	$21,781	$4,349	$1,664	$—	$—	$6,013
Orchards Inn Sedona	$7,552	$1,752	$780	$—	$140	$2,672
Shorebreak	$14,563	$2,502	$1,766	$—	$(58)	$4,210
The Lodge at Sonoma	$20,882	$2,383	$1,848	$1,171	$—	$5,402
Hilton Garden Inn Times Square Central	$25,030	$4,548	$3,164	$—	$—	$7,712
Vail Marriott	$36,979	$10,164	$1,999	$—	$—	$12,163
Westin San Diego	$35,823	$6,554	$4,401	$2,648	$—	$13,603
Westin Washington D.C. City Center	$35,308	$5,715	$5,193	$2,813	$—	$13,721
Renaissance Worthington	$40,028	$7,456	$3,599	$3,229	$8	$14,292
Total	$870,005	$135,082	$99,090	$30,313	$6,282	$270,791
Add: Prior Ownership Results (2)	$3,422	$(293)	$522	$—	$—	$229
Less: Closed Hotels (3)	$(55,529)	$(9,463)	$(4,915)	$—	$(1,351)	$(15,729)
Comparable Total	$817,898	$125,326	$94,697	$30,313	$4,931	$255,291

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West, which are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2016
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$20,171	$5,681	$1,456	$—	$—	$7,137
Bethesda Marriott Suites	$16,383	$(2,944)	$1,420	$—	$6,105	$4,581
Boston Westin	$94,096	$11,917	$8,787	$9,162	$(241)	$29,625
Hilton Boston Downtown	$38,694	$10,733	$4,862	$—	$8	$15,603
Hilton Burlington	$17,607	$5,163	$1,970	$—	$—	$7,133
Renaissance Charleston	$13,229	$4,122	$1,004	$—	$(126)	$5,000
Hilton Garden Inn Chelsea	$6,413	$1,057	$601	$—	$—	$1,658
Chicago Marriott	$102,041	$14,774	$13,253	$384	$(1,589)	$26,822
Chicago Gwen	$24,232	$4,717	$2,815	$—	$—	$7,532
Courtyard Denver Downtown	$11,166	$4,277	$1,143	$—	$—	$5,420
Courtyard Fifth Avenue	$16,407	$170	$1,817	$1,212	$207	$3,406
Courtyard Midtown East	$29,621	$2,364	$2,683	$4,048	$—	$9,095
Fort Lauderdale Westin	$46,088	$12,709	$4,709	$—	$—	$17,418
Frenchman's Reef	$66,948	$10,083	$6,528	$—	$—	$16,611
JW Marriott Denver Cherry Creek	$24,911	$3,950	$2,054	$2,890	$—	$8,894
Inn at Key West	$8,193	$3,040	$736	$—	$—	$3,776
Sheraton Suites Key West	$18,320	$6,194	$2,060	$—	$—	$8,254
Lexington Hotel New York	$62,072	$(8,146)	$13,614	$5,424	$32	$10,924
Minneapolis Hilton	$24,790	$(13)	$2,917	$2,514	$(586)	$4,832
Orlando Airport Marriott	$14,117	$4,481	$573	$—	$—	$5,054
Hotel Rex	$7,458	$2,090	$571	$—	$—	$2,661
Salt Lake City Marriott	$29,104	$5,642	$2,103	$2,641	$—	$10,386
Shorebreak	$14,129	$3,151	$1,516	$—	$(58)	$4,609
The Lodge at Sonoma	$25,404	$5,022	$1,462	$1,198	$—	$7,682
Hilton Garden Inn Times Square Central	$25,406	$5,272	$3,173	$—	$—	$8,445
Vail Marriott	$35,472	$10,778	$1,910	$—	$—	$12,688
Westin San Diego	$35,166	$6,266	$4,115	$2,711	$—	$13,092
Westin Washington D.C. City Center	$34,738	$5,202	$4,994	$2,901	$—	$13,097
Renaissance Worthington	$34,182	$4,959	$2,598	$3,248	$8	$10,813
Total	$896,558	$142,711	$97,444	$38,333	$3,760	$282,302
Add: Prior Ownership Results(2)	$28,248	$2,778	$3,736	$—	$95	$6,609
Less: Sold Hotels (3)	$(45,320)	$(5,525)	$(4,091)	$(2,514)	$586	$(11,544)
Less: Closed Hotels (4)	$(75,141)	$(13,123)	$(7,264)	$—	$—	$(20,387)
Comparable Total	$804,345	$126,841	$89,825	$35,819	$4,441	$256,980

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2016 to December 31, 2016.

(3)	Amounts represent the operating results of the three hotels sold in 2016: Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea.

(4)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Inn at Key West, which are closed due to hurricane damage.